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                                                                   EXHIBIT 10.24

                          CIT EXECUTIVE SEVERANCE PLAN
                  AS AMENDED AND RESTATED AS OF APRIL 1, 2002

    Section 1. Establishment, Objectives, and Duration

        1.1. Establishment of the Plan. CIT Group Inc., a Nevada corporation, formerly known as Tyco Capital Corporation ("CIT"), hereby establishes an executive severance plan to be known as the "CIT Executive Severance Plan" as set forth in this document. The Plan became effective on January 1, 1999 (the "Effective Date") and, as amended and restated herein, shall remain in effect as provided in Section 1.3 hereof.

        1.2. Objective of the Plan. The objective of the Plan is to enhance the long-term financial security of selected executives of the Company through the provision of severance benefits, including enhanced benefits following a Change of Control. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success.

        1.3. Duration of the Plan. The Plan commenced on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan pursuant to Section 7 hereof.

    Section 2. Definitions. Except where the context otherwise indicates, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        2.1. "Average Annual Bonus" means the average of the two largest bonuses received by a Participant with respect to the three Bonus Cycles immediately preceding the Participant's termination of employment, provided that such average amount shall not exceed the Participant's Base Compensation. The Committee, in its sole discretion, may adjust the amount of a bonus used in calculating such average amount to reflect that such bonus was paid with respect to a Bonus Cycle of more or less than 12 months.

        2.2. "Base Compensation" means a Participant's annual base salary or wages from the Company at the rate in effect immediately before the Participant's termination of employment (or, if applicable under Section 2.22(b)(ii), immediately before such rate was reduced), including any compensation reduction contributions made with respect to the Participant under the Company's Code Section 401(k) and Code Section 125 plans, and excluding all bonuses, incentive compensation, expense reimbursements and severance pay.

        2.3. "Beneficially Owned", "Beneficially Owns", "Beneficial Owner" or "Beneficial Ownership" shall have the respective meanings ascribed thereto or used in Section 13d-3 under the Exchange Act.

        2.4. "Board" means the board of directors of CIT.

        2.5. "Bonus Cycle" means the period of time with respect to which a bonus is payable, except that it shall not include any such period of less than six months.

        2.6. "Business Entity" means any corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other business entity.

        2.7. "Cause" means a determination by the Committee that a Participant has:

           (a) unreasonably neglected or refused to perform any executive duty that has been assigned to such Participant;
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           (b) been convicted of, or pleaded guilty or nolo contendere to, any crime that constitutes a felony under federal or applicable state or local law;

           (c) knowingly engaged in any activity that is directly or indirectly in competition with the Company; or

           (d) willfully violated any Company policy that covers standards of corporate conduct.

        2.8. "Change of Control" means:

           (a) The acquisition by any Person (in any case, the "ACQUIROR") of direct or indirect Beneficial Ownership of Voting Securities of any CIT Entity, as a result of which such Acquiror becomes, directly or indirectly, the Beneficial Owner of Voting Securities representing 30% or more of the combined voting power of all Voting Securities of such CIT Entity outstanding immediately thereafter, PROVIDED that none of the following shall constitute a Change of Control: (1) any such acquisition in any Non-Control Transaction; or (2) any such acquisition by such CIT Entity, any Subsidiary of such CIT Entity, or any employee benefit plan (or related trust) maintained by such CIT Entity or any Subsidiary thereof; or (3) any such acquisition by Tyco, if immediately prior thereto, each CIT Entity (other than Tyco) is Controlled by Tyco; or
       (4) any such acquisition directly from such CIT Entity (other than Tyco) if, immediately prior thereto, such CIT Entity is not Controlled by any Person (excluding, however, any such acquisition directly from such CIT Entity resulting from the exercise of any conversion, exchange or exercise privilege unless the security being so converted, exchanged or exercised was acquired directly from such CIT Entity at a time when such CIT Entity was not Controlled by any Person); PROVIDED FURTHER that if any Acquiror becomes, directly or indirectly, the Beneficial Owner of Voting Securities representing 30% or more of the combined voting power of the then outstanding Voting Securities of such CIT Entity by reason of any acquisition of outstanding Voting Securities by such CIT Entity no Change of Control shall be deemed to have occurred by reason thereof unless and until such Acquiror shall thereafter become the Beneficial Owner of any additional Voting Securities of such CIT Entity under circumstances where, after giving effect thereto, the aforesaid percentage is met, and PROVIDED FURTHER that no such acquisition (unless Tyco is the CIT Entity whose Voting Securities are being acquired) shall give rise to a Change of Control for so long as, after giving effect thereto, Tyco remains the direct or indirect Beneficial Owner of Voting Securities representing more than 50% of the combined voting power of all Voting Securities of each CIT Entity (other than Tyco); or

           (b) Consummation of any of the following (each, a "BUSINESS TRANSACTION"): (i) any reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving any CIT Entity, (ii) any sale or other disposition of all or substantially all of the assets of any CIT Entity, or (iii) any acquisition of assets or stock of another Business Entity by any CIT Entity, unless, in any such case, such Business Transaction is a Non-Control Transaction; or

           (c) Consummation of a complete liquidation or dissolution of any CIT Entity; or

           (d) If (i) a Change of Control shall not have theretofore occurred and CIT is still Controlled by Tyco, or (ii) a Change of Control shall not have theretofore occurred and CIT is no longer Controlled by Tyco, or
       (iii) a Change of Control shall have theretofore occurred, individuals who in any such case constitute the then applicable Incumbent Board ceasing for any reason to constitute at least two-thirds of the board of directors of the Ultimate CIT Entity.

        2.9. "CIT Entity" means CIT (including its successors) and any Business Entity Controlling CIT.

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        2.10. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.11. "Committee" means the Employee Benefits Committee of the Company.

        2.12. "Company" means the CIT Group Inc., a Nevada corporation, formerly known as Tyco Capital Corporation, and any successor thereto, and all Subsidiaries of CIT.

        2.13. "Company Executive Retirement Plan" means The Executive Retirement Plan of The CIT Group Holdings, Inc. and/or The New Executive Retirement Plan of The CIT Group Holdings, Inc., and any successors thereto.

        2.14. "Company Retirement Plan" means the CIT Group Inc. Retirement Plan, as amended and restated effective January 1, 2001, and any successor thereto.

        2.15. "Control" means, with the respect to any specified Business Entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Business Entity, whether through the ownership of Voting Securities, by contract or agreement or otherwise; and the terms "Controlling", "Controlled by" and "under common Control with" have correlative meanings.

        2.16. "Director" means any individual who is a member of the Board.

        2.17. "Disability" means a physical or mental impairment sufficient to make an individual eligible for benefits under the Company's Long-Term Disability Plan or, in the event there is no Company Long-Term Disability Plan, "Disability" shall have the same meaning as defined in the Company Long-Term Disability Plan last in effect prior to the first date a Participant suffers from such physical or mental impairment.

        2.18. "Effective Date" shall have the meaning ascribed to such term in
    Section 1.1 hereof.

        2.19. "Eligible Termination" means the termination of a Participant's employment under circumstances described in Section 5.1(a).

        2.20. "Employee" means any individual who is an employee of the Company.

        2.21. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

        2.22. "Good Reason" means that:

           (a) In all situations whether or not there has been a Change of
       Control:

               (i) a Participant has been assigned duties and responsibilities not commensurate with the Participant's status as a senior executive of the Company in any material respect; or

               (ii) the Company has failed to adhere in any substantial manner to any of its other obligations to a Participant under the terms of the Participant's employment with the Company.

        (b) Upon or following a Change of Control: In addition to the circumstances described in Section 2.22(a), in the event of a Change of Control, "Good Reason" shall include the following circumstances:

           (i) a Participant has been required by the Company or any successor thereto, without the Participant's consent, to relocate or perform a significant portion of his or her duties outside a fifty mile radius from his or her present principal place of employment; or

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           (ii) a Participant's base salary has been reduced or the Participant has not been able to participate in the annual bonus plan at opportunity levels made available to similarly situated executives; or

          (iii) any successor to the Company has failed expressly to assume the obligations of the Company under the Plan.

        2.23. "Incumbent Board" means (i) if no Change of Control shall have theretofore occurred and CIT is still Controlled by Tyco, individuals who, as of the date hereof, constitute the board of directors of Tyco, or
    (ii) if no Change of Control shall have theretofore occurred and CIT is no longer Controlled by Tyco, individuals who, immediately after CIT ceases to be Controlled by Tyco, constitute the board of directors of the Ultimate CIT Entity, or (iii) if a Change of Control shall have theretofore occurred, individuals who, immediately after giving effect to director changes made in connection with such Change of Control, constitute the board of directors of the Ultimate CIT Entity, PROVIDED that, in any such case, any individual becoming a director subsequent to such time whose election, or nomination for election by, the stockholders of the Ultimate CIT Entity was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Ultimate CIT Entity (a "PROXY CONTEST"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest).

        2.24. "Ineligible Termination" means the termination of a Participant's employment under circumstances described in Section 5.1(b).

        2.25. "Non-Control Transaction" means any Business Transaction involving, or engaged in by, any CIT Entity that satisfies all of the following criteria:

           (a) all or substantially all the Beneficial Owners of the outstanding Voting Securities of such CIT Entity, immediately prior to such Business Transaction, Beneficially Own directly or indirectly 65% or more of the combined voting power of the then outstanding Voting Securities of the Business Entity resulting from such Business Transaction (including without limitation a Business Entity which as a result of such Business Transaction owns such CIT Entity or all or substantially all its assets either directly or indirectly through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Transaction, of the Voting Securities of such CIT Entity;

           (b) at least two-thirds of the members of the board of directors (or equivalent persons) of the Ultimate CIT Entity after giving effect to such Business Transaction were members of the applicable Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of such CIT Entity or any other relevant CIT Entity, providing for such Business Transaction; and

           (c) no Person (other than: such CIT Entity; any Subsidiary thereof; any employee benefit plan (or related trust) maintained by such CIT Entity or any Subsidiary thereof; the Business Entity resulting from such Business Transaction; and any Person that Beneficially Owned, immediately prior to such Business Transaction, directly or indirectly, Voting Securities representing 15% or more of the combined voting power of the outstanding Voting Securities of such CIT Entity immediately prior to such Business Transaction) Beneficially Owns, directly or indirectly, 15% or more of the combined voting power of the then outstanding Voting Securities of the Business Entity resulting from such Business Transaction.

        2.26. "Participant" means an Employee selected by the Committee to participate in the Plan.

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        2.27. "Person" shall have the meaning ascribed to such term in
    Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as described in Section 13(d) thereof, and shall include any successor to such Person.

        2.28. "Plan" means this CIT Executive Severance Plan.

        2.29. "Plan Year" means the fiscal year of CIT.

        2.30. "Severance Benefits" means the benefits payable to a Participant under Section 5.2.

        2.31. "Shares" means the shares of common stock of the Company.

        2.32. "Subsidiary" means, with respect to any specified Business Entity as of any time, any other Business Entity at least a majority of the outstanding Voting Securities of which at such time are Beneficially Owned, directly or indirectly, by such specified Business Entity.

        2.33. "Tyco" means Tyco International Ltd., a Bermuda company, and its successors.

        2.34. "Ultimate CIT Entity" means (i) CIT, if CIT is not then Controlled by any Business Entity, or (ii) any Business Entity Controlling CIT that is not Controlled by any other Business Entity, if CIT is then Controlled by any Business Entity.

        2.35. "Voting Securities", as applied to the stock or the equivalent thereof of any corporation or other Business Entity, means stock or such equivalent of any class or classes, however designated, having ordinary voting power for the election of directors or equivalent persons of such corporation or other Business Entity, other than stock or the equivalent thereof having such power only by reason of the occurrence of a contingency.

    Section 3. Administration

        3.1. The Administrator. The Plan shall be administered by the Committee.

        3.2. Authority of the Administrator. Except as limited by law and subject to the provisions of the Plan, the Committee shall have full power and authority, in its sole discretion, to: (a) select Participants from among all eligible Employees; (b) determine a Participant's eligibility for Severance Benefits and the amount of such Severance Benefits; (c) construe and interpret the Plan; (d) adopt, implement, amend, waive or rescind such rules and regulations as the Committee may deem appropriate for the proper administration or operation of the Plan; (e) subject to the provisions of
    Section 7, amend the terms and conditions of the Plan; and (f) make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration or operation of the Plan. As permitted by law, the Committee may delegate to any individual or committee its authority, or any part thereof, as it deems necessary, appropriate or advisable for proper administration or operation of the Plan.

        3.3. Decisions Binding. Subject to Section 3.4, all determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding for all purposes and upon all Persons, including without limitation CIT, CIT's shareholders, Directors, Employees, Participants, and Participants' estates and beneficiaries.

        3.4. Claims and Appeals Procedures. The Committee shall adopt and implement such rules and procedures as it may deem appropriate for the submission of claims for Severance Benefits under the Plan and shall communicate such rules and procedures as in effect from time to time to Participants. If a Participant's claim for Severance Benefits is denied in whole or in part by the Committee, the Committee shall notify the Participant in writing of its decision as soon as practicable following such decision, but in no event more than 90 days after the date of its receipt of the Participant's claim. Such writing shall describe the extent to which the Participant's claim

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    has been denied, the reasons for such denial and the procedures which the
    Participant must follow in order to appeal such denial. If the Participant's appeal is denied in whole or in part by the Committee, the Committee shall notify the Participant in writing of its decision as soon as practicable following such decision, but in no event more than 90 days after the date of its receipt of the Participant's appeal. Such writing shall describe the extent to which the Participant's appeal has been denied and the reasons for such denial.

    Section 4. Eligibility and Participation

        4.1. Eligibility. All executive Employees of the Company who do not have a written employment contract with the Company that provides for severance benefits, including executive Employees who are also Directors, are eligible to participate in this Plan.

        4.2. Actual Participation. The Committee in its sole discretion may, from time to time, select one or more eligible Employees to be Participants. The Committee shall promptly notify an eligible Employee of his or her selection as a Participant.

        4.3. Termination of Participation. A Participant shall cease to be a Participant upon the earliest to occur of:

           (a) the Participant's receipt of all Severance Benefits to which he or she is entitled under the Plan;

           (b) the Participant's Ineligible Termination;

           (c) the effective date of a written employment contract that provides for severance benefits between the Participant and the Company; or

           (d) subject to Section 7, the termination of the Plan.

    Section 5. Severance Benefits

        5.1. Eligibility for Severance Benefits.

           (a) If a Participant's employment with the Company is terminated
       (i) by the Company for any reason other than death, Disability or Cause; or (ii) by the Participant for Good Reason (any such termination, an "Eligible Termination"), the Participant shall receive Severance Benefits in the amount determined under Section 5.2.

           (b) If a Participant's employment with the Company is terminated
       (i) by the Company for Disability or Cause; (ii) by the Participant for any reason other than Good Reason; or (iii) by reason of the Participant's death (any such termination, an "Ineligible Termination"), the Participant shall not be entitled to receive Severance Benefits.

           (c) For purposes of this Section 5.1, a termination for Cause shall be effective no sooner than the date upon which a written notice specifying the basis for such termination is delivered to the Participant, and a termination for Good Reason shall be effective no sooner than the date upon which a written notice specifying the basis for such termination is delivered to the Company and the Committee.

        5.2. Amount of Severance Benefits.

        (a) If a Participant has an Eligible Termination before the occurrence of a Change of Control or more than two years after the occurrence of such a Change of Control, the Company shall provide to such Participant the following Severance Benefits:

           (i) severance pay in an amount equal to two times the Participant's Base Compensation;

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           (ii) a pro rata Average Annual Bonus for the year of such Eligible
       Termination, pro rated based on the number of months (rounded to the next whole month) that the Participant was actively employed during the Bonus Cycle in which such termination occurred;

          (iii) outplacement services;

           (iv) credit for two additional years of benefit service and two additional years of age under the Company Retirement Plan and the Company Executive Retirement Plan (if the Participant is covered by the Executive Retirement Plan); and

           (v) continued coverage under the applicable group medical plan and group dental plan of the Company (on terms no less favorable to the Participant than those in effect immediately before such Eligible Termination) until the earlier of the second anniversary of such Eligible Termination or the date on which the Participant begins receiving comparable coverage from another entity, provided that the Participant continues on a timely basis to make any required employee contributions with respect to such continued coverage.

           (b) If a Participant has an Eligible Termination upon or within two years after the occurrence of a Change of Control, the Company shall provide to such Participant the following Severance Benefits:

               (i) two times the Participant's Base Compensation;

               (ii) a pro rata Average Annual Bonus for the year of such Eligible Termination, pro rated based on the number of months (rounded to the next whole month) that the Participant was actively employed during the Bonus Cycle in which such termination occurred;

              (iii) two times the Participant's Average Annual Bonus;

               (iv) outplacement services;

               (v) credit for two additional years of benefit service and two additional years of age under the Company Retirement Plan and the Company Executive Retirement Plan (if the Participant is covered by the Executive Retirement Plan); and

               (vi) continued coverage under the applicable group medical plan and group dental plan of the Company (on terms no less favorable to the Participant than those in effect immediately before such Eligible Termination) until the earlier of the second anniversary of such Eligible Termination or the date on which the Participant begins receiving comparable coverage from another entity, provided that the Participant continues on a timely basis to make any required employee contributions with respect to such continued coverage.

        (c) Notwithstanding anything to the contrary, a Participant hereunder shall be ineligible to participate in or receive benefits under any other severance or termination plan, program or arrangement of the Company. The amount of a Participant's Severance Benefits hereunder shall not be reduced by the amount or value of any compensation or benefits payable to the Participant with respect to services performed after an Eligible Termination, and the Participant shall be under no obligation to seek subsequent employment or to mitigate the damages resulting from such Eligible Termination.

        5.3. Time and Form of Payment. The severance pay and bonus portions of a Participant's Severance Benefits shall be paid in the following manner:
    (i) 50% of the sum of such amounts shall be paid in the form of 12 monthly installments commencing as soon as practicable following the Participant's Eligible Termination; and (ii) the remaining 50% of the sum of such amounts shall be paid in the form of a lump sum on or as soon as practicable following the first anniversary

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    of such Eligible Termination, in each case subject to and in accordance with the regular payroll practices of the Company.

        5.4. General Release. Notwithstanding any provision of this Plan to the contrary, the obligation of the Company to pay any Severance Benefits to a Participant is expressly conditioned upon the Participant's timely execution of and agreement to be bound by a general release of any and all claims arising out of or relating to the Participant's employment and termination of employment. Such general release shall be made in a form satisfactory to the Company and shall be for the benefit of the Company, its respective affiliates, and their respective officers, directors, employees, agents, successors and assigns.

        5.5. Nontransferability of Severance Benefits. No right to Severance Benefits may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

    Section 6. Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit shall be determined under the Company's Group Life Insurance Plan. A Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company's Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant's lifetime. In the absence of a valid designation under the Company's Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from taking, the Participant's beneficiary shall be the Participant's estate.

    Section 7. Amendment and Termination.

        7.1. Amendment and Termination Prior to a Change of Control. Prior to the occurrence of a Change of Control, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way the Severance Benefits of any Participant who has an Eligible Termination prior to such action; and provided further that no such alteration, amendment, suspension or termination of the Plan shall be taken during the period of time when the Committee has knowledge that any Person (including Tyco) has taken steps reasonably calculated to effect a Change of Control of the Company (a "Possible Change in Control") until in the opinion of the Committee, such Possible Change in Control is no longer a reasonable possibility.

        7.2. Subsequent Amendment and Termination. Upon and after the occurrence of a Change of Control, the Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no alteration, amendment, suspension or termination of the Plan shall be made within two years following the effective date of a Change of Control.

    Section 8. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

    Section 9. Prohibited Activity. In consideration of his participation in the Plan, the Participant shall not at any time after his termination of employment, without the prior written consent of the Committee, directly or indirectly,
(i) engage or be interested in (as a shareholder, partner, joint

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venturer, employee, consultant, lender, advisor, and/or agent), with or without compensation, any business anywhere in the world that is in competition with any line of business actively being conducted by the Company at the time of the Participant's termination; (ii) solicit, recruit or hire any person who is then (or who was during the immediately preceding six months) an employee of the Company, or solicit or encourage any employee of the Company to leave the employment of the Company; or (iii) disparage or publicly criticize the Company. Such restrictions shall apply during the period ending on the first anniversary of a Participant's termination of employment for any reason other than death or Disability for purposes of clauses (i) and (iii), and during the period ending on the second anniversary of such termination for purposes of clause (ii). Nothing herein, however, will prohibit a Participant from acquiring or holding not more than one percent (1%) of any class of publicly traded securities of any such business; provided that such securities entitle Employee to no more than one percent (1%) of the total outstanding votes entitled to be cast by security holders of such business in matters on which such security holders are entitled to vote.

    Section 10. Successors. All obligations of CIT and the Company under the Plan with respect to Severance Benefits shall be binding on any successor to CIT and the Company as the case may be, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, merger, consolidation, or otherwise.

    Section 11. Legal Construction.

        11.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        11.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        11.3. Requirements of Law. The operation of the Plan and the payment of Severance Benefits hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals as may be required.

        11.4. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New Jersey.

        11.5. Special Compensation. Except as otherwise required by law or as specifically provided in any plan or program maintained by the Company, no payment under the Plan shall be included or taken into account in determining any benefit under any pension, thrift, profit sharing, group insurance, or other benefit plan maintained by the Company.

        11.6. Incompetent Payee. If the Committee shall find that any individual to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then the payment due to him or her or to his or her estate (unless a prior claim thereof has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such individual, or any other individual deemed by the Committee to be a proper recipient on behalf of such individual otherwise entitled to payment. Any such payment shall constitute a complete discharge of all liability of the Plan thereof.

        11.7. Plan Not an Employment Contract. This Plan is not, nor shall anything contained herein be deemed to give any Employee, Participant or other individual any right to be retained in his or her employer's employ or to in any way limit or restrict his or her employer's right or power to

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    discharge any Employee or other individual at any time and to treat such
    Employee without any regard to the effect which such treatment might have upon him or her as a Participant of the Plan.

    Section 12. Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the state of New Jersey in accordance with the procedures of the American Arbitration Association; provided that any such submission by the Participant must be made within two years of the date of the Participant's termination of employment with the Company. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

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